EXHIBIT 12.1



                         CONSENT OF INDEPENDENT AUDITORS


           We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10046), pertaining to the 1996 Share Option Plan and the 1997 Share Option Plan of e-SIM Ltd. of our report dated March 12, 2003, with respect to the consolidated financial statements of e-SIM Ltd. included in this Annual Report (Form 20-F) for the year ended January 31, 2003.






Tel-Aviv, Israel                             /s/ KOST, FORER and GABBAY
July 30, 2003                                A member of Ernst & Young Global